Exhibit 10.2

Name:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Date of Grant:	[•]

OSMOTICA PHARMACEUTICALS PLC

2018 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(EMPLOYEE)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by the Company to the individual named above (the “Grantee”), pursuant to and subject to the terms of the Osmotica Pharmaceuticals plc 2018 Incentive Plan (as from time to time amended and in effect, the “Plan”).

1.         Grant of Restricted Stock Unit Award. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Grantee the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one Share with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.         Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)        “Change in Control” means the first to occur of any of the following events:

(i)         an event in which any “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (E) any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)        the consummation of the merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” or “group” (other than any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates) “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing more than 50% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(iii)       the sale or disposition by the Company of all or substantially all of the Company’s assets to one or more purchasers other than any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates.

3.         Vesting; Cessation of Employment; Change in Control.

(a)        Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units will vest as follows, subject to the Grantee remaining in continuous Employment from the Date of Grant through such vesting date.

(i)         [•]

(ii)        In the event of a Change in Control in which no provision is made to assume or substitute the Restricted Stock Units pursuant to Section 7(a)(1) of the Plan, the Restricted Stock Units, to the extent then outstanding and unvested, will automatically vest in full immediately prior to the consummation of the Change in Control.

(iii)       If provision is made to assume or substitute the Restricted Stock Units in connection with a Change in Control pursuant to Section 7(a)(1) of the Plan and the Company terminates the Grantee’s Employment without Cause or, if the Grantee is then subject to an employment or other individual agreement with the Company or a subsidiary containing a definition of “Good Reason”, the Grantee terminates his or her Employment for Good Reason (as defined in such agreement) on or within the eighteen (18)-month period following the consummation of the Change in Control, the Restricted Stock Units, to the extent then unvested, will automatically vest in full upon such cessation of Employment.

(b)        Cessation of Employment. Except as provided in Section 3(a)(iii) above, automatically and immediately upon the cessation of the Grantee’s Employment (i) the unvested portion of this Award will terminate and be forfeited for no consideration, and (ii) the vested portion of this Award, if any, will terminate and be forfeited for no consideration if the Grantee’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Grantee’s Employment to be terminated for Cause.

4.         Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Grantee (or, in the event of the Grantee’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

5.         Forfeiture; Recovery of Compensation.

(a)        This Award, any Shares acquired under this Award and any proceeds from the disposition thereof, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)        By accepting, or being deemed to have accepted, this Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.

6.         Dividends; Other Rights. This Award may not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Grantee. The Grantee is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which such Share is delivered to the Grantee hereunder. The Grantee will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

7.         Nontransferability. This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8.         Taxes.

(a)        The Grantee acknowledges and agrees that the statutory minimum amount of federal, state and local tax withholding due in connection with the vesting and settlement of the Restricted Stock Units (or portion thereof) will be satisfied by the Company, pursuant to such procedures as it may specify from time to time, withholding a number of Shares otherwise deliverable upon settlement of the Restricted Stock Units (or portion thereof) having an aggregate fair market value sufficient to satisfy such federal, state and local withholding tax requirements in accordance with the Plan; provided, however, that the Administrator hereby reserves the discretion to use any one or more methods permitted by the Plan to satisfy the Grantee’s obligations with respect to any applicable withholding tax requirements attributable to the Restricted Stock Units, or portion thereof, being settled.

(b)        The Grantee authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Grantee, but nothing in this sentence may be construed as relieving the Grantee of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

(c)        In no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

9.         Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.

10.       Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By accepting, or being deemed to have accepted, all or any portion of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

11.       Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

The Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the date first set forth above.

OSMOTICA PHARMACEUTICALS PLC

By:

Name:

Title:

Agreed and Accepted:

By
[•]

[Signature Page to Restricted Stock Unit Award Agreement]